Exhibit 99.1

INSPIRED REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

●	Record Full Year 2023 Revenue of $323 million, up 15% versus prior year period
●	Full Year 2023 Net Income of $7.6 million, or 0.27 per share
●	Record Full Year 2023 Adjusted EBITDA of $100.5 million
●	4Q Revenue of $81.2 million driven by 49% increase in Interactive segment

New York, New York, April 15, 2024 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period and fiscal year ended December 31, 2023.

“We closed out 2023 with solid results, in-line with our expectations,” said Lorne Weil, Executive Chairman of Inspired. Our fourth quarter performance capped off a strong year, fueled by our successful strategic focus on scaling our higher-margin digital verticals alongside steady growth in our land-based operations.”

Weil added, “Our digital business fourth quarter results continue to be led by the Interactive segment, where revenue and Adjusted EBITDA increased approximately 41% and 39% year-over-year on a constant currency basis, respectively, as we continue to increase our footprint through new customer launches and benefit from the growth of our existing customer base.

“Our Virtual Sports business generated $12.9 million of revenue during the fourth quarter. Fourth quarter results are consistent with the third quarter, as second half 2023 trends were driven by a major customer optimizing their customer base. When looking at the performance of the Virtual Sports business, it’s important to keep the life cycle of the product in context, given how the popularity of virtual sports dramatically accelerated during COVID on the back of an industry-wide tailwind for iGaming. By the end of 2022, the strong virtual sports quarterly sequential growth flattened out, and recently began to moderate over the past few quarters. Looking ahead, we see several catalysts for future growth as we expand our content offerings to include NBA and NFL-themed products, catering to an expanding customer base including North America and Latin America.

“We continue to benefit from the optimization of our land-based operations and the roll-out of our new ‘Vantage’ terminals. Our land-based business, which includes our Gaming and Leisure segments recorded strong year-over-year revenue growth of 6% and 8%, respectively. During the quarter, we entered into $3.5 million of “low margin” terminal sales, whereby product sold today will secure longer term recurring revenue streams utilizing an asset-light model. We continue to see low double digit year-over-year revenue per machine increases with these new ‘Vantage’ cabinet deployments across two of our largest licensed betting shop customers. In our pubs business, we expect to benefit from more of these ‘Vantage’ placements during the back half of 2024. As we look ahead, the success of our ‘Vantage’ cabinet rollout gives us confidence in ongoing growth across our land-based gaming portfolio.”

Weil concluded, “As the global online betting and gaming ecosystem continues evolving, with some new markets opening and consumer adoption increasing, we see opportunities for continued growth. Our market-leading Virtual Sports products, distinctly innovative iGaming offerings like Hybrid Dealer, and unmatched content portfolio position us at the head of this digital transformation. We are excited about the opportunities ahead as we seek to capitalize on the expanding online betting and gaming markets globally.”

Recent Business Highlights

●	Unveiled innovative new iGaming product, Hybrid Dealer,® a unique product offering players branded RNG-generated table and gameshow content for online play seamlessly blending physical and digital elements offering operators unlimited branding and customizable possibilities that are unique from game to game. Launched the product with BetMGM in New Jersey.

●	Expect to launch NBA-themed Virtual Sports game in 2nd quarter of 2024.

●	Announced agreement with Kambi Group plc to integrate Virtual Sports products in the Kambi sportsbook platform.

●	Expanded partnership with FanDuel in North America to deliver iGaming content across Ontario, Pennsylvania, Michigan and New Jersey.

Summary of Fourth Quarter 2023 Segment Financial Results

(unaudited)

	Three Months Ended December 31,		Reported Variance	Currency Movement 2023[2]	Functional Currency Variance
(In $ millions)	2023	2022	%	$	%
Total Revenue
Gaming (excl. Low Margin Gaming Hardware Sales)	$35.8	$37.1	(3%)	$1.8	(8%)
Virtual Sports	12.9	14.7	(12%)	0.6	(16%)
Interactive	8.0	5.4	49%	0.4	41%
Leisure	21.0	19.4	8%	1.2	2%

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$77.7	$76.6	1%	$4.0	(4%)
Low Margin Gaming Hardware Sales	3.5	-	NM3	$0.2	NM3
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$81.2	$76.6	6%	$4.2	0%
Net operating income	9.3	11.6	(20%)	1.1	(29%)
Net income	0.0	3.5	(100%)	0.5	(100%)
Net income per basic share	$0.00	$0.14	(100%)	NM3	(100%)
Net income per diluted share	$0.00	$0.12	(100%)	NM3	(100%)

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$14.8	$13.9	6%	$0.8	0%
Virtual Sports	10.2	11.9	(14%)	0.5	(18%)
Interactive	4.0	2.8	45%	0.1	39%
Leisure	3.3	4.4	(25%)	(0.1)	(22%)
Corporate	(5.8)	(7.3)	19%	(0.0)	19%

Total Company Adjusted EBITDA[1]	$26.5	$25.7	3%	$1.3	(2%)
Adjusted EBITDA Margin[1]	33%	34%
Adjusted EBITDA Margin (excl. Low Margin Gaming Hardware Sales)	34%	34%
Adjusted net income[1]	$4.9	$7.9	(37%)	0.3	(41%)
Adjusted net income per diluted share	$0.17	$0.27	(38%)	NM3	(39%)

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2023 and 2022 performances at 2022 exchange rates.

3 Percentage/dollar change is not meaningful.

Summary of Full Year 2023 Segment Financial Results

(unaudited)

	Twelve Months Ended December 31,		Reported Variance	Currency Movement 2023[2]	Functional Currency Variance
(In $ millions)	2023	2022	%	$	%
Total Revenue
Gaming (excl. Low Margin Gaming Hardware Sales)	$112.0	$111.3	1%	$1.4	(1%)
Virtual Sports	56.2	54.2	4%	0.5	3%
Interactive	27.9	20.6	35%	0.4	33%
Leisure	96.3	95.5	1%	1.3	(1%)

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$292.4	$281.6	4%	$3.7	3%
Low Margin Gaming Hardware Sales	30.6	-	NM3	$0.7	NM3
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$323.0	$281.6	15%	$4.5	13%
Net operating income	39.9	46.0	(13%)	0.9	(15%)
Net income	7.6	20.6	(63%)	0.2	(64%)
Net income per basic share	$0.27	$0.73	(63%)	NM3	(66%)
Net income per diluted share	$0.26	$0.71	(63%)	NM3	(66%)

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$44.0	$43.7	1%	$0.0	0%
Virtual Sports	47.7	44.9	6%	0.6	5%
Interactive	15.4	11.3	36%	0.1	36%
Leisure	19.4	24.3	(20%)	0.2	(21%)
Corporate	(26.0)	(25.2)	(2%)	0.2	(3%)

Total Company Adjusted EBITDA[1]	$100.5	$99.0	2%	$1.1	0%
Adjusted EBITDA Margin[1]	31%	35%
Adjusted EBITDA Margin (excl. Low Margin Gaming Hardware Sales)	34%	35%
Adjusted net income[1]	$16.7	$27.2	(38%)	(0.2)	(39%)
Adjusted net income per diluted share	$0.57	$0.93	(39%)	NM3	(40%)

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2023 and 2022 performances at 2022 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Revenue (Revenue Excluding Low Margin Gaming Hardware Sales) is defined as revenue excluding hardware sales that are sold at low margin with the intention of securing longer term recurring revenue streams.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net loss, as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 9:00 a.m. ET / 2:00 p.m. UK on Monday, April 15, 2024 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Service	$65.5	$59.7	$261.2	$248.4
Product sales	15.7	16.9	61.8	33.2
Total revenue	81.2	76.6	323.0	281.6

Cost of sales:
Cost of service (1)	(18.2)	(16.5)	(75.1)	(71.4)
Cost of product sales (1)	(10.8)	(10.7)	(52.6)	(21.9)
Selling, general and administrative expenses	(32.8)	(27.8)	(115.5)	(101.9)
Acquisition and integration related transaction expenses	—	(0.2)	—	(0.5)
Depreciation and amortization	(10.1)	(9.8)	(39.9)	(39.9)
Net operating income	9.3	11.6	39.9	46.0

Other expense
Interest expense, net	(7.2)	(6.6)	(27.7)	(25.3)
Gain on disposal of business	—	—	—	0.9
Other finance income	0.1	0.2	0.4	1.1
Total other expense, net	(7.1)	(6.4)	(27.3)	(23.3)

Income before income taxes	2.2	5.2	12.6	22.7
Income tax (expense)	(2.2)	(1.7)	(5.0)	(2.1)
Net income	0.0	3.5	7.6	20.6

Other comprehensive (loss)/income:
Foreign currency translation gain (loss)	(3.9)	(7.8)	(5.9)	12.7
Reclassification of loss on hedging instrument to comprehensive income	0.0	0.2	0.3	0.7
Actuarial (losses) gains on pension plan	(1.4)	(5.8)	(0.7)	(6.4)
Other comprehensive (loss) income	(5.3)	(13.4)	(6.3)	7.0

Comprehensive income	$(5.3)	$(9.9)	$1.3	$27.6

Net income per common share – basic	$0.00	$0.14	$0.27	$0.73
Net income per common share – diluted	$0.00	$0.12	$0.26	$0.71

Weighted average number of shares outstanding during the period – basic	28,027,434	25,876,227	28,073,408	28,049,918
Weighted average number of shares outstanding during the period – diluted	29,010,666	28,666,395	29,214,583	29,092,855

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.9)	$(2.9)	$(11.2)	$(10.8)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$40.0	$25.0
Accounts receivable, net	40.6	40.4
Inventory	32.3	30.3
Prepaid expenses and other current assets	39.6	31.2
Total current assets	152.5	126.9

Property and equipment, net	62.8	45.1
Software development costs, net	21.8	18.3
Other acquired intangible assets subject to amortization, net	13.4	14.6
Goodwill	58.8	55.5
Operating lease right of use asset	14.2	16.0
Costs of obtaining and fulfilling customer contracts, net	9.4	7.0
Other assets	8.0	3.8
Total assets	$340.9	$287.2

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$60.8	$52.7
Corporate tax and other current taxes payable	6.3	10.1
Deferred revenue, current	5.6	4.6
Operating lease liabilities	4.7	3.9
Current portion of long-term debt	19.1	—
Other current liabilities	4.2	3.6
Total current liabilities	100.7	74.9

Long-term debt	295.6	277.6
Finance lease liabilities, net of current portion	1.6	1.2
Deferred revenue, net of current portion	7.1	2.8
Operating lease liabilities	9.8	12.3
Other long-term liabilities	4.1	4.0
Total liabilities	418.9	372.8

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,219,021 shares and 25,909,516 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	386.1	378.2
Accumulated other comprehensive income	44.5	50.8
Accumulated deficit	(508.6)	(514.6)
Total stockholders’ deficit	(78.0)	(85.6)
Total liabilities and stockholders’ deficit	$340.9	$287.2

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$7.6	$20.6
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	39.9	39.9
Amortization of right of use asset	3.8	3.5
Profit on disposal of trade and assets	—	(0.9)
Stock-based compensation expense	11.2	10.8
Reclassification of loss on hedging instrument to comprehensive income	0.3	0.7
Non-cash interest expense relating to senior debt	2.0	1.8
Contract cost expense	(10.3)	(7.2)
Changes in assets and liabilities:
Accounts receivable	1.7	(12.1)
Inventory	(0.4)	(16.7)
Prepaid expenses and other assets	(8.5)	(4.3)
Corporate tax and other current taxes payable	(6.4)	(6.1)
Accounts payable and accrued expenses	4.5	5.8
Deferred revenues and customer prepayment	4.8	(4.4)
Operating lease liabilities	(3.9)	(3.7)
Other long-term liabilities	(0.8)	(3.0)
Net cash provided by operating activities	45.5	24.7

Cash flows from investing activities:
Purchases of property and equipment	(32.8)	(22.2)
Acquisition of subsidiary company assets	—	(0.6)
Acquisition of third-party company trade and assets	(0.6)	—
Disposal of trade and assets	—	1.3
Purchases of capital software	(15.0)	(11.1)
Net cash used in investing activities	(48.4)	(32.6)

Cash flows from financing activities:
Proceeds from issuance of revolver	18.9	—
Repurchase of common stock	(1.6)	(10.4)
Repayments of finance leases	(1.1)	(0.6)
Net cash used in financing activities	16.2	(11.0)

Effect of exchange rate changes on cash	1.7	(3.9)
Net increase (decrease in) cash	15.0	(22.8)
Cash, beginning of period	25.0	47.8
Cash, end of period	$40.0	$25.0

Supplemental cash flow disclosures
Cash paid during the period for interest	$24.0	$23.0
Cash paid (received) during the period for income taxes	$5.0	$—
Cash paid during the period for operating leases	$6.6	$7.8

Supplemental disclosure of non-cash investing and financing activities
Additional paid in capital from net settlement of RSUs	$(2.9)	$(4.1)
Lease liabilities arising from obtaining right of use assets	$(0.9)	$(1.8)
Adjustment to customer relationships intangible asset arising from adjustment to fair value of assets acquired	$—	$(0.9)
Property and equipment acquired through finance lease	$1.2	$—
Property and equipment transferred to inventory	$—	$0.8

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(Unaudited)

Three Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$9.6	$9.4	$2.7	$0.5	$(22.2)	$0.0
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.2	0.2

Items Relating to Discontinued Activities
Costs of group restatement exercise	—	—	—	—	5.0	5.0

Stock-based compensation expense	0.4	(0.2)	0.2	0.3	1.2	1.9
Depreciation and amortization	4.8	1.0	1.1	2.5	0.7	10.1
Interest expense, net	—	—	—	—	7.2	7.2
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	2.2	2.2
Adjusted EBITDA	$14.8	$10.2	$4.0	$3.3	$(5.8)	$26.5

Adjusted EBITDA	£11.7	£8.2	£3.3	£3.0	£(5.0)	£21.2

Exchange rate - $ to £						1.25

Three Months Ended December 31, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$8.3	$10.8	$1.8	$0.6	$(18.0)	$3.5
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.1	0.1

Items outside the normal course of business:
Acquisition and integration related transaction expenses (SG&A)	—	—	—	—	0.2	0.2
Acquisition and integration related transaction expenses (Cost of Sale)	0.3	—	—	0.3	—	0.6
Litigation Settlement	—	0.5	—	—	—	0.5

Stock-based compensation expense	0.6	0.2	0.3	0.2	1.6	2.9
Depreciation and amortization	4.7	0.4	0.7	3.3	0.7	9.8
Interest expense, net	—	—	—	—	6.7	6.7
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	1.6	1.6
Adjusted EBITDA	$13.9	$11.9	$2.8	$4.4	$(7.3)	$25.7

Adjusted EBITDA	£7.6	£10.4	£2.4	£7.9	£(5.3)	£23.0

Exchange rate - $ to £						1.19

Twelve Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$23.5	$44.0	$11.2	$6.8	$(77.9)	$7.6
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.9	0.9

Items outside the normal course of business:
Costs of Group Restructure (SG&A)	—	—	—	—	3.6	3.6
Cost of Group Restatement (SG&A)	—	—	—	—	5.0	5.0

Stock-based compensation expense	1.5	0.4	0.6	1.0	7.7	11.2
Depreciation and amortization	19.0	3.3	3.6	11.6	2.4	39.9
Interest expense, net	—	—	—	—	27.7	27.7
Other finance income	—	—	—	—	(0.4)	(0.4)
Income tax	—	—	—	—	5.0	5.0
Adjusted EBITDA	$44.0	$47.7	$15.4	$19.4	$(26.0)	$100.5

Adjusted EBITDA	£35.6	£38.3	£12.4	£15.4	£(21.1)	£80.6

Exchange rate - $ to £						1.25

Twelve Months Ended December 31, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$23.1	$41.0	$8.6	$9.9	$(62.0)	$20.6
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.7	0.7

Items outside the normal course of business:
Acquisition and integration related transaction expenses (SG&A)	—	—	—	—	0.5	0.5
Acquisition and integration related transaction expenses (Cost of Sale)	0.3	—	—	0.3	—	0.6
Litigation Settlement	—	0.5	—	—	—	0.5
Gain on disposal of business	(0.9)	—	—	—	—	(0.9)

Stock-based compensation expense	1.6	0.7	0.7	0.6	7.2	10.8
Depreciation and amortization	19.6	2.7	2.0	13.5	2.1	39.9
Interest expense, net	—	—	—	—	25.3	25.3
Other finance income	—	—	—	—	(1.1)	(1.1)
Income tax	—	—	—	—	2.1	2.1
Adjusted EBITDA	$43.7	$44.9	$11.3	$24.3	$(25.2)	$99.0

Adjusted EBITDA	£35.3	£36.5	£9.1	£19.7	£(20.3)	£80.3

Exchange rate - $ to £						1.23

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

	For the Three-Month Period ended		For the Twelve-Month Period ended
	Unaudited	Unaudited	Unaudited	Unaudited
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In millions)	2023	2022	2023	2022
Net income	$0.0	$3.5	$7.6	$20.6
Items Relating to Discontinued Activities:
Pension charges	0.2	0.1	0.9	0.7

Items outside the normal course of business:
Acquisition and integration related transaction expenses (SG&A)	—	0.2	—	0.5
Acquisition and integration related transaction expenses (Cost of Sale)	—	0.6	—	0.6
Cost of group restructure	—	—	3.6	—
Cost of group restatement	5.0	—	5.0	—
Litigation Settlement	—	0.5	—	0.5
Stock-based Compensation expense related to group restructure	—	—	0.7	—
Gain on disposal of business	—	—	—	(0.9)

Upfront recognition of Stock-based Compensation expense	—	—	0.4	—
Effect of exchange rates on cash	(1.3)	2.8	(1.7)	6.3
Mark to market movement on currency deals	0.5	—	0.3	—
Other finance income	(0.1)	(0.2)	(0.4)	(1.1)
Tax Impact	0.6	0.4	0.3	0.1
Adjusted Net Income	$4.9	$7.9	$16.7	$27.2

Adjusted Net Income	£4.0	£6.7	£13.4	£22.1

Exchange Rate - $ to £	1.24	1.18	1.25	1.23

Weighted average number of shares outstanding– diluted	29,010,666	28,666,396	29,214,583	29,092,855

Adjusted Net Income per diluted share	$0.17	$0.27	$0.57	$0.93

ADJUSTED REVENUE RECONCILIATION

(Unaudited)

	For the Three-Month Period ended		For the Twelve-Month Period ended
	Unaudited	Unaudited	Unaudited	Unaudited
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In millions)	2023	2022	2023	2022
Net revenues	$81.2	$76.6	$323.0	$281.6
Less Low Margin Gaming Hardware Sales	(3.5)	—	(30.6)	—
Adjusted Revenue	$77.7	$76.6	$292.4	$281.6

Adjusted Revenue	£62.5	£65.0	£234.7	£229.0

Exchange Rate - $ to £	1.24	1.18	1.25	1.23

INSPIRED ENTERTAINMENT, INC. PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(Unaudited)

Three Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)

Total Adjusted Revenue	$35.8	$12.9	$8.0	$21.0	$—	$77.7

Segment % of Total Adjusted Revenue	46.1%	16.6%	10.3%	42.4%		100.0%

Adjusted EBITDA	$14.8	$10.2	$4.0	$3.3	$(5.8)	$26.5
Corporate allocation(1)	(2.7)	(0.9)	(0.6)	(1.6)	5.8	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$12.1	$9.3	$3.4	$1.7	$—	$26.5

Segment Contribution to Adjusted EBITDA	45.7%	35.1%	12.8%	6.4%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Three Months Ended December 31, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)

Total Revenue	$37.1	$14.7	$5.4	$19.4	$—	$76.6

Segment % of Total Revenue	48.4%	19.2%	7.0%	25.4%		100.0%

Adjusted EBITDA	$13.9	$11.9	$2.8	$4.4	$(7.3)	$25.7
Corporate allocation(1)	(3.6)	(1.4)	(0.5)	(1.8)	7.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$10.3	$10.5	$2.3	$2.6	$—	$25.7

Segment Contribution to Adjusted EBITDA	40.1%	40.9%	8.9%	10.1%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Twelve Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Adjusted Revenue	$112.0	$56.2	$27.9	$96.3	$—	$292.4

Segment % of Total Adjusted Revenue	38.3%	19.2%	9.6%	32.9%		100.0%

Adjusted EBITDA	$44.0	$47.7	$15.4	$19.4	$(26.0)	$100.5
Corporate allocation(1)	(10.0)	(5.0)	(2.4)	(8.6)	26.0	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$34.0	$42.7	$13.0	$10.8	$—	$100.5

Segment Contribution to Adjusted EBITDA	33.8%	42.5%	12.9%	10.8%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Twelve Months Ended December 31, 2022

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total
	(in millions)
Total Revenue	$111.3	$54.2	$20.6	$95.5	$—	$281.6

Segment % of Total Revenue	39.6%	19.2%	7.3%	33.9%		100.0%

Adjusted EBITDA	$43.7	$44.9	$11.3	$24.3	$(25.2)	$99.0
Corporate allocation(1)	(9.9)	(4.9)	(1.8)	(8.6)	25.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$33.8	$40.0	$9.5	$15.7	$—	$99.0

Segment Contribution to Adjusted EBITDA	34.1%	40.4%	9.6%	15.9%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Revenue contribution